                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4





                           NEXTEL COMMUNICATIONS, INC.


                    PROSPECTUS SUPPLEMENT DATED APRIL 6, 2001
                       TO PROSPECTUS DATED APRIL 26, 2000

         The selling stockholders table on pages 19-22 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.



                                            CONVERTIBLE NOTES                       COMMON STOCK
                                            -----------------                       ------------

                                   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                    OF CONVERTIBLE     OF CONVERTIBLE       NUMBER OF          NUMBER OF
NAME OF SELLING STOCKHOLDER           NOTES OWNED       NOTES OFFERED     SHARES OWNED      SHARES OFFERED
---------------------------           -----------       -------------     ------------      --------------
Goldman Sachs and Company  (1)       $8,545,000         $8,545,000             -0-                -0-
Salomon Smith Barney Inc.            $1,000,000         $1,000,000             -0-                -0-



_____________________

(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to us, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.